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                                                             Exhibit 15



February 14, 1994

Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in Post-Effective Amendment
No. 3 to the Registration Statement (Form S-3 No. 33-10634) and related Prospectus of Society Corporation pertaining to the Society Corporation Dividend Reinvestment and Cash Payment Plan, of our reports dated April 15, 1993, July 15, 1993, and October 14, 1993 relating to the unaudited consolidated interim financial statements of KeyCorp which are included in its Forms 10-Q for the quarters ended March 31, 1993, June 30, 1993, and September 30, 1993.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                              /s/ Ernst & Young
                                              --------------------
                                                  ERNST & YOUNG